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                                                                    EXHIBIT 10.1

                             UNITED COMMUNITY BANKS
                            MODIFIED RETIREMENT PLAN
                         EFFECTIVE AS OF JANUARY 1, 2004

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                             UNITED COMMUNITY BANKS
                            MODIFIED RETIREMENT PLAN

      Pursuant to the authorization of its Board of Directors, UNITED COMMUNITY BANKS, INC. ("the Company"), a Georgia bank holding company located in Blairsville, Georgia, does hereby constitute, establish and adopt the United Community Banks Modified Retirement Plan (the "Plan"), effective as of January 1, 2004 ("Effective Date").

      The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of the Company and its Subsidiaries that participate in this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                   ARTICLE 1
                                   DEFINITIONS

      The following words and phrases shall have the following meanings, unless the context requires otherwise:

1.1 "Accrued Benefit" means an amount payable at Normal Retirement Age equal to the Participant's Normal Retirement Benefit described in Section 3.2 multiplied by a fraction, not to exceed one, the numerator of which is the Participant's actual number of Years of Service and the denominator of which is the Participant's potential number of Years of Service to Normal Retirement Age (determined beginning on the Participant's hire date and continuing as if the Participant continued employment with the Employer until his Normal Retirement Age), provided that the Plan Administrator may provide on an Appendix applicable to a Participant for a different method to determine the Accrued Benefit fraction through adjustment of the Participant's hire date or otherwise. The Participation Agreement may provide for payment of a specified benefit amount at an age earlier than the Participant's Normal Retirement Age, which amount may exceed the Participant's Accrued Benefit at such age.

1.2 "Actuarial Equivalent" means an actuarial equivalent value of an amount payable in a different form or at a different date computed on the basis of the following actuarial assumptions:

                Mortality:              GAR 94 unisex mortality table
                                        set forth in Revenue Ruling
                                        2001-62
                Interest Rate:          7.00%

      As the Plan Administrator deems necessary, in its sole discretion, the above actuarial assumptions may be adjusted from time to time, and no Participant shall be deemed to

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      have any right, vested or nonvested, regarding the continued use of any previously adopted actuarial assumptions.

1.3 "Beneficiary" means a Participant's designated Eligible Spouse or other person entitled to benefits, if any, upon the death of a Participant determined pursuant to Articles 3 and 4.

1.4 "Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that a Participant completes, signs and returns to the Plan Administrator to designate a Beneficiary.

1.5 "Board" means the Board of Directors of the Company as from time to time constituted.

1.6   "Change in Control" means for purposes of the Plan any of the following:

      (A) The acquisition (other than from the Company) by any Person of Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities; provided, however, that for purposes of this Section 1.6, Person shall not include any person who on the Effective Date owns ten percent (10%) or more of the Company's outstanding securities, and a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one (1) or more employee benefit plans maintained by the Company or any of its Subsidiaries, or (ii) any corporation, which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

      (B) Approval by shareholders of the Company of (1) a merger or consolidation involving the Company if the shareholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation, or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

      (C) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 1.6 that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of

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            the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, including any successor to such Rule), or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, shall not be so considered as a member of the Incumbent Board.

      Notwithstanding anything else to the contrary set forth in this Plan, if
      (i) an agreement is executed by the Company providing for any of the transactions or events constituting a Change in Control as defined herein, and the agreement subsequently expires or is terminated without the transaction or event being consummated, and (ii) Participant's employment did not terminate during the period after the agreement and prior to such expiration or termination, for purposes of this Plan it shall be as though such agreement was never executed and no Change in Control event shall be deemed to have occurred as a result of the execution of such agreement.

1.7   "Change in Control Benefit" means the benefit as set forth in Section 3.7.

1.8   "Code" means the Internal Revenue Code of 1986, as amended.

1.9 "Company" means United Community Banks, Inc., a bank holding company organized under the laws of Georgia.

1.10  "Disability" means the Participant has been determined to be "Disabled"
      (i) under the Company's long-term disability plan covering the Participant, or (ii) in accordance with standards established by the Plan Administrator based on the Participant's inability to perform his duties as a result of an injury or sickness.

1.11 "Disability Retirement Benefit" means the benefit as set forth in Section 3.4.

1.12 "Early Retirement Age" means, if provided for in the Participation Agreement, the Participant reaching the designated age and completing the number of Years of Service for receiving the Early Retirement Benefit under the Plan as set forth in the Participation Agreement applicable to such Participant, prior to Normal Retirement Age.

1.13 "Early Retirement Benefit" means the benefit payable at Early Retirement Age as set forth in Section 3.3.

1.14 "Election Form" means the form established from time to time by the Plan Administrator that a Participant completes, signs and returns to the Plan Administrator to make an election under the Plan.

1.15 "Eligible Spouse" means the individual to whom the Participant is legally married on the earlier of the Participant's date of benefit commencement or date of death.

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1.16  "Employee" means a person who is an active employee of an Employer.

1.17 "Employer" means the Company and any of its Subsidiaries (now in existence or hereafter formed or acquired) that have been designated by the Board to participate in the Plan.

1.18 "Normal Retirement Age" means the (i) the Participant reaching age sixty-five (65) and completing at least five (5) Years of Service, or (ii) the Participant's designated age and Years of Service for receiving the Normal Retirement Benefit under this Plan as set forth in the Participation Agreement applicable to such Participant.

1.19 "Normal Retirement Benefit" means the benefit payable at Normal Retirement Age as set in Section 3.2.

1.20 "Participant" means any Employee (i) who is selected to participate in the Plan by the Plan Administrator (subject, where applicable, to ratification by the Compensation Committee), (ii) who elects to participate in the Plan, (iii) who signs a Participation Agreement and a Beneficiary Designation Form, (iv) whose signed Participation Agreement and Beneficiary Designation Form are accepted by the Plan Administrator, (v) who commences participation in the Plan, and (vi) whose Participation Agreement has not terminated.

1.21 "Participation Agreement" means a written agreement, as may be amended from time to time, which is entered into between a Participant and the Company. Each Participation Agreement executed by a Participant shall provide for the entire benefit to which such Participant is entitled under the Plan, the terms and conditions applicable to such benefit, and the Participation Agreement bearing the latest date of acceptance by the Plan Administrator shall govern such entitlement.

1.22 "Plan Administrator" means the Plan Administrator appointed by the Company as described in Article 6.

1.23  "Plan Year" means the twelve (12) month period from January 1 to December
      31.

1.24  "Pre-Retirement Death Benefit" means the benefit as set forth in Section
      3.8.

1.25 "Prior Plan" means the Executive Revenue Neutral Retirement Agreement or similar agreement covering a Participant which will be replaced by and superceded in its entirety by the Plan and the Participation Agreement.

1.26 "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other entity in which the Company has, directly or indirectly, a fifty percent (50%) or greater voting interest.

1.27 "Termination for Cause" means, notwithstanding any provision of this Plan to the contrary, the Company shall not pay any benefit under this Plan, if the Company terminates the Participant's employment for Cause. Termination of the Participant's employment for "Cause" shall mean termination because of (i) willful misconduct on the

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      part of a Participant that is materially detrimental to the Company; or
      (ii) the conviction of a Participant for the commission of a felony. The existence of "Cause" under either (i) or (ii) shall be determined by the Plan Administrator. Notwithstanding the foregoing, if the Participant has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines "Cause," and/or provides a means of determining whether "Cause" exists, such definition of "Cause" and means of determining its existence shall supersede this provision. For purposes of this paragraph, no act or failure to act on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company.

1.28 "Termination of Employment" means the date on which the Participant ceases to perform services for an Employer.

1.29 "Years of Service" means the twelve consecutive month period beginning on a Participant's date of hire with the Employer and any twelve (12) month anniversary thereof, during the entirety of which time the Participant is an Employee of an Employer. Service for partial years shall be calculated pro-rated based on the number of months completed. Service with a Subsidiary or other entity controlled by the Company before the time such entity became a Subsidiary or under such control shall not be considered a "Year of Service" unless the Plan Administrator specifically agrees to credit such service. In addition, the Plan Administrator in its discretion may provide on an Appendix for the grant of additional Years of Service in such circumstances where it deems such additional service appropriate and in the best interests of the Company.

                                   ARTICLE 2
                          ELIGIBILITY AND PARTICIPATION

2.1 Selection by Plan Administrator. Participation in the Plan shall be limited to a select group of management and highly compensated employees of an Employer, as determined by the Plan Administrator in its sole discretion. From that group, the Plan Administrator shall select the Employees to participate in the Plan (subject, where applicable, to ratification by the Compensation Committee).

2.2 Enrollment Requirements. As a condition to participation, each selected Employee shall complete, execute and return to the Plan Administrator a Participation Agreement and a Beneficiary Designation Form. In addition, the Plan Administrator shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary or desirable.

2.3 Eligibility; Commencement of Participation. Provided an Employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Plan Administrator, that Employee will become a Participant in the Plan and will be eligible to receive benefits at the time and in the manner provided hereunder, subject to the provisions of the Plan.

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2.4   Termination of Participation and/or Eligibility. If the Plan Administrator
      determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, the Plan Administrator shall have the right, in its sole discretion, to
      (i) prevent the Participant from accruing additional benefits hereunder, and/or (ii) terminate the Participant's participation in the Plan. If a Participant has attained Early Retirement Age or Normal Retirement Age as of such termination of participation, the Plan Administrator may, in its discretion, after providing notice to the Compensation Committee, immediately distribute the Participant's benefits based on the Accrued Benefit of the Participant as of such date.

                                   ARTICLE 3
                                    BENEFITS

3.1 Plan Benefits. Each Participant's benefits under the Plan shall be limited to those described in this Article 3, and shall be subject to any conditions and limitations set forth in Article 5 and contained elsewhere in this Plan.

3.2 Normal Retirement Benefit. Upon attaining the Normal Retirement Age, the Company shall pay to the Participant the Annual Target Benefit as set forth in the Participation Agreement. Unless a Participant chooses an Alternative Payment Method, the Company shall pay the Normal Retirement Benefit to the Participant in the form of a life annuity, commencing within ninety (90) days following the Participant's Normal Retirement Age and payable on or about the first day of each successive month thereafter until the Participant's death, provided if the Participant has an Eligible Spouse on the date his benefits commence, the Normal Retirement Benefit shall be payable in the form of a life with 100% survivor annuity as described in Section 3.11(ii) below (unless the Participant elects an Alternative Payment Method). Upon making all of such installments, the Company's obligation to provide such payments will cease. No further benefit under this Plan is to be provided.

3.3 Early Retirement Benefit. If provided for in the Participation Agreement, upon attaining the Early Retirement Age and if the Participant retires from employment, the Company shall pay to the Participant an Early Retirement Benefit equal to the greater of (i) the Minimum Early Retirement Benefit set forth in the Participation Agreement or (ii) the Participant's Accrued Benefit reduced 5.00% for each calendar year (and prorated for each partial year thereof) that the Early Retirement Age precedes the date of commencement of the Normal Retirement Benefit. Unless a Participant chooses an Alternative Payment Method, the Company shall pay the Early Retirement Benefit to the Participant in the form of a life annuity, commencing within ninety (90) days following the Participant's Early Retirement Age and payable on or about the first day of each successive month thereafter until the Participant's death, provided if the Participant has an Eligible Spouse on the date his benefits commence, the Normal Retirement Benefit shall be payable in the form of a life with 100% survivor annuity as described in Section 3.11(ii) below (unless the Participant elects an Alternative Payment Method). Upon making all of such installments, the Company's obligation to provide such payments will cease. No further benefit under this Plan is to be provided.

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3.4   Disability Retirement Benefit. A Participant shall be eligible for a
      Disability Retirement Benefit if he retires by reason of Disability and his Disability Retirement Date shall be the day next following the day on which the Participant is deemed to have a Disability as defined in Section
      1.10. The amount of the Participant's Disability Retirement Benefit shall be equal to his Accrued Benefit as of his Disability Retirement Date. A Disability Retirement Benefit shall commence as of the first day of the calendar month next following the Participant's Normal Retirement Age and shall be payable in the form of a life annuity, provided that if the Participant has an Eligible Spouse on the date his benefits commence, the Disability Retirement Benefit shall be payable in the form of a life with 100% survivor annuity as described in Section 3.11.(ii) below (unless the Participant elects an Alternative Payment Method), provided that the Plan Administrator may in its discretion accelerate the time or manner of payment of Disability Retirement Benefits to a Participant. The Committee may in its sole discretion provide that a Participant who has a Disability will be credited with additional Years of Service after the Participant's Disability Retirement Date.

3.5 Vested Participant Benefit. A Participant shall become vested in his Accrued Benefit upon attainment of age 55 and completion of five (5) Years of Service. A Vested Participant shall be entitled to his Accrued Benefit determined as of his date of Termination of Employment. Payment of such benefit shall commence on the first day of the calendar month next following the Vested Participant's Normal Retirement Age. A Vested Participant who has an age for commencement of an Early Retirement Benefit set forth in the Participation Agreement may elect to commence his benefit as of the first day of the calendar month next following such Early Retirement Age and in such event, the Participant's Vested Accrued Benefit shall be reduced by 5% for each calendar year that the commencement date precedes his Normal Retirement Age. The Participant's Vested Accrued Benefit shall be payable as a life annuity, provided that if the Participant has an Eligible Spouse on the date his benefit commences, the Vested Benefit shall be payable in the form of a life with 100% survivor annuity as described in Section 3.11(ii).

3.6 Termination Prior to Completion of Vesting Requirements. Except in the event of a Participant's death, Disability, qualifying for Early Retirement, or attainment of his Normal Retirement Age, a Participant whose termination date occurs prior to meeting the vesting requirements of
      Section 3.5 shall be entitled to no benefits under this Plan.

3.7 Change in Control Benefit. Upon a Change in Control prior to the commencement of payment of benefits to a Participant under this Article, a Participant shall become immediately vested in the greater of the Participant's Early Retirement Benefit or Accrued Benefit, which benefit shall be payable at the earlier of the Participant's attainment of age 55 or the Early Retirement Age specified in the Participation Agreement. Notwithstanding any other provisions of this Plan, the Change in Control Benefit shall not be reduced for each month that the commencement of the Change in Control Benefit precedes the date of commencement of the Normal Retirement Benefit. Unless a Participant chooses an Alternative Payment Method, the Company shall pay the Change in Control Benefit to the Participant in the form of a life annuity, payable on or about the first day of each successive month thereafter until the Participant's death, provided if the Participant has an Eligible Spouse on the date his benefits commence, the

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      Change in Control Benefit shall be payable in the form of life with 100%
      survivor annuity as described in Section 3.11(ii) below (unless the Participant elects an Alternative Payment Method). Upon making all of such installments, the Company's obligation to provide such payments will cease. No further benefit under this Plan is to be provided.

3.8 Pre-Retirement Death Benefit for Married Participant. Unless a Participant chooses an Alternative Payment Method, if a Participant entitled to a Vested Participant Benefit pursuant to Section 3.5 dies prior to Normal Retirement Age (or Early Retirement Age, if provided for in the Participant's Participation Agreement) and has a surviving Eligible Spouse, the Company shall pay to the Participant's Eligible Spouse an amount equal to the benefit due as though

      (i) the Participant had terminated from Service just prior to his or her death,

      (ii) the Participant had survived to his Normal Retirement Age (or, if applicable, Early Retirement Age),

      (iii) at the Participant's Normal Retirement Age (or, if applicable, Early Retirement Age), the Participant had elected a life and 100% survivor benefit, and

      (iv)  the Participant dies immediately after his or her election.

      The benefit shall be payable to the Participant's surviving Eligible Spouse commencing on the date indicated above over the Eligible Spouse's lifetime. Upon making all of such payments, the Company's obligation to provide such payments will cease. No further benefit under this Plan is to be provided.

3.9 Death Benefit for Married Participant After Eligibility for Early Retirement Benefit. If an Early Retirement Benefit is provided for in the Participation Agreement, unless a Participant chooses an Alternative Payment Method, if a married Participant dies prior to commencing retirement payments but after attaining the requirements for an Early Retirement Benefit as set forth in the Participation Agreement, and has a surviving Eligible Spouse, the Company shall pay the Participant's Eligible Spouse the 100% survivor benefit under the Participant's life and 100% Survivor benefit, as defined in Article 3.11(ii), as if the Participant had terminated from Service and commenced benefits just prior to his death. The benefit shall be payable to the surviving Eligible Spouse over the Eligible Spouse's lifetime. Upon making all of such payments, the Company's obligation to provide such payments will cease. No further benefit under this Plan is to be provided.

3.10 Death of Unmarried Participant. If a Participant who does not have an Eligible Spouse dies while employed by the Company after completing the requirements for a Vested Participant Benefit or an Early or Normal Retirement Benefit, the Participant's Beneficiary shall be paid an amount equal to fifty percent (50%) of the lump sum Actuarial Equivalent of the Participant's Accrued Benefit (subject, if applicable, to reduction for early payment). The pre-retirement death benefit under this Section 3.10 shall be payable in five (5) substantially equal annual installments commencing on the

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      date the Participant would have attained age 55 or if the Participant had already attained age 55 at the date of death, the first day of the month following the date of death.

3.11 Alternative Payment Methods. A Participant may choose on the Election Form one of the following alternative forms of benefit payments that will apply when the Participant's benefit commences:

            (i) A life annuity payable for the Participant's life only with payments ceasing upon the Participant's death;

            (ii) Life with 100% continuation to his surviving Eligible Spouse, where payments continue without reduction until the later of the Participant's death or the death of a designated Eligible Spouse;

            (iii) Life with 50% continuation to his surviving Eligible Spouse, where payments continue until the Participant's death then, if the designated Eligible Spouse survives the Participant, fifty percent (50%) of the payment is paid to such designated Eligible Spouse until his or her death;

            (iv) 15 year period certain (180 monthly payments) with no further payment after 15 years, provided that if the Participant dies prior to receiving 180 monthly payments, his designated Beneficiary will receive the remainder of such 180 monthly payments.

      The amount of any alternative payment shall be based on the Actuarial Equivalent of the benefit that would otherwise be payable.

3.12 Withholding and Payroll Taxes. The Company shall withhold from any and all benefit payments made under this Article 3, all federal, state and local income taxes, employment and other taxes required to be withheld by the Company in connection with the benefits hereunder, in amounts to be determined in the sole discretion of the Company. If employment or other taxes are required to be withheld prior to payment of benefits, the Company may reduce the Participant's other compensation, require that the Participant remit to the Company additional amounts, or make such other arrangements with the Participant as the Company shall determine to be necessary to satisfy such obligation.

3.13 Prior Plan Benefits. An Employee who participated in a Prior Plan shall not be eligible to participate in this Plan and no benefit shall be payable to, or for the benefit of, such Employee under this Plan until the Employee has waived and released all of his rights under the Prior Plan (and to any insurance policies or contracts relating to the Prior Plan) in a manner satisfactory to the Plan Administrator. In the event for any reason an Employee receives any benefit under a Prior Plan, the Employee's benefits under this Plan shall be reduced in an equitable manner (as determined by the Plan Administrator) by the amount of benefits received from the Prior Plan.

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                                   ARTICLE 4
                                   BENEFICIARY

4.1 Beneficiary. Each Participant shall have the right, at any time, to designate his Eligible Spouse to receive any benefits payable under the Plan upon the death of a Participant. The Participant may designate someone other than his or her Eligible Spouse as a Beneficiary, but that designation shall only be effective if the Participant elects the 15-year period Alternative Payment Method pursuant to Section 3.11(iv), and the Participant dies prior to the expiration of the 15-year period. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

4.2 Beneficiary Designation; Change. A Participant shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Participant's beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Participant or if the Participant designates his Eligible Spouse and the marriage is subsequently dissolved or terminated. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Plan Administrator prior to the Participant's death.

4.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

4.4 No Beneficiary Designation. If the Participant dies before retirement without a valid beneficiary designation, then the Participant's Eligible Spouse shall be the designated Beneficiary. If the Participant has no surviving Eligible Spouse, and the Participant elects the 15 year period Alternative Payment Method pursuant to Section 3.11(iv), the remaining benefits shall be paid to the personal representative on behalf of the Participant's estate.

4.5 Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person's property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

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                                   ARTICLE 5
                         GENERAL LIMITATIONS ON BENEFITS

5.1 Termination for Cause. If there is a Termination for Cause by an Employer of the Participant's employment, the Participant shall cease participation hereunder as of the date of such Termination for Cause and all benefits payable (or to be payable) to the Participant or the Participant's Beneficiary shall be forfeited, unless the Plan Administrator determines in its sole discretion to pay part or all of the Participant's Accrued Benefit.

5.2 Non-Compete and Non-Solicitation Provisions. The Participant (and his Beneficiary) shall forfeit all rights to any benefits under this Plan if during his employment with an Employer and for the three (3) year period after his Termination of Employment, the Participant:

            (i) directly or indirectly, for the Participant's own account, or as a partner, member, employee, advisor or agent of any partnership or joint venture, or as a trustee, officer, director, shareholder, employee, advisor or agent of any corporation, bank, savings association, mutual thrift, credit union, trust, or other business or financial services organization or entity, within a fifty (50) mile radius of any office of the Company or its Subsidiaries, owns, manages, joins, participates in, encourages, supports, finances, is engaged in, has an interest in, gives financial assistance or advice to, permits Participant's name to be used in connection with or be concerned in any way in the ownership, management, operation or control of any business which competes with the Company or its Subsidiaries; or

            (ii) solicits or assists anyone in soliciting in any way any employee of the Company or its Subsidiaries to resign or sever his or her employment or to breach any employment agreement with the Company or its Subsidiaries; or

            (iii) knowingly or intentionally damages or destroys the goodwill and esteem of the Company or its Subsidiaries, or the Company's or Subsidiaries' suppliers, employees, patrons, customers, and others who may at any time have or have had relations with the Company or a Subsidiary; or

            (iv) divulges, discloses, or communicates to others in any manner whatsoever, any confidential information of the Company or a Subsidiary, including, but not limited to, the names and addresses of customers or prospective customers, of the Company or a Subsidiary, as they may have existed from time to time, of work performed or services rendered for any customer, any method and/or procedures relating to projects or other work developed for the Company or a Subsidiary, earnings or other information concerning the Company or a Subsidiary. The restrictions contained in this subparagraph (iv) shall apply to all information regarding the Company or a Subsidiary, regardless of the source that provided or compiled such information. Notwithstanding anything to the contrary, all information referred to herein shall not be disclosed unless and until it becomes known to the general public from sources other than the Participant.

                  Notwithstanding any language to the contrary contained in this Plan, it shall be permissible for a Participant to own stock or securities of any company which may be deemed competitive with the Company provided such shares or securities held by the Participant are issued by a company listed on a national securities exchange or the NASDAQ National Market system and the Participant owns less than a one percent (1%) interest thereof.

            5.2.1 Judicial Remedies. In the event of a breach or threatened breach by the Participant of any provision of these restrictions, the Participant recognizes the substantial and immediate harm that a breach or threatened breach will impose upon the Company, and further recognizes that in such event monetary damages may be inadequate to fully protect the Company. Accordingly, in the event of a breach or threatened breach of these restrictions, the Participant consents to the Company's entitlement to such ex parte, preliminary, interlocutory, temporary or permanent injunctive, or any other equitable relief, protecting and fully enforcing the Company's rights hereunder and preventing the Participant from further breaching any of his obligations set forth herein. The Participant expressly waives any requirement, based on any statute, rule of procedure, or other source, that the Company post a bond as a condition of obtaining any of the above-described remedies. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company at law or in equity for such breach or threatened breach, including the recovery of damages from the Participant. The Participant expressly acknowledges and agrees that: (i) the restrictions set forth in Section 5.2 hereof are reasonable, in terms of scope, duration, geographic area, and otherwise, (ii) the protections afforded the Company in Section 5.2 hereof are necessary to protect its legitimate business interest, (iii) the restrictions set forth in Section
                  5.2 hereof will not be materially adverse to the Participant's employment with the Company, and (iv) his agreement to observe such restrictions forms a material part of the consideration for this Plan.

            5.2.2 Overbreadth of Restrictive Covenant. It is the intention of the parties that if any restrictive covenant in this Plan is determined by a court of competent jurisdiction to be overly broad, then the court should enforce such restrictive covenant to the maximum extent permitted under the law as to area, breadth and duration.

            5.2.3 Change in Control. The non-compete and non-solicitation provisions set forth in this Section 5.2 shall not be enforceable against a Participant following a Change in Control provided that if the Participant has violated such provisions prior to a Change in Control, his benefits shall not be restored unless the Plan Administrator elects to reinstate the Participant's benefits.

5.3 Participant's Suicide or Misstatement. The Company shall not pay any benefit under this Plan if the Participant commits suicide within three years after the date of the Participant's Participation Agreement. In addition, the Company shall not pay any benefit under this Plan if the Participant has made any material misstatement of fact on any application for insurance or any benefits provided by the Company to, or with respect to, the Participant.

                                   ARTICLE 6
                             ADMINISTRATION OF PLAN

6.1 Plan Administrator Duties. This Plan shall be administered by a Plan Administrator that shall be an individual or committee appointed by the Board. The Plan Administrator shall have the discretion and authority to
      (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan or the benefits payable under the Plan.

6.2 Agents. In the administration of this Plan, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to an Employer.

6.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

6.4 Indemnity of Plan Administrator. The Company shall indemnify and hold harmless the Plan Administrator (and any members of a committee serving as Plan Administrator) against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Plan Administrator or any of its members.

6.5 Employer Information. To enable the Plan Administrator to perform its functions, the Employers shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of their Participants, the date and circumstances of the retirement, Disability, death or Termination of Employment of their Participants, and such other pertinent information as the Plan Administrator may reasonably require.

                                   ARTICLE 7
                           CLAIMS AND REVIEW PROCEDURE

      A Participant who believes that he is entitled to benefits under the Plan which have not been paid must file a written claim for such benefits. All claims for benefits shall be in writing and shall be filed with the Plan Administrator. If the Plan Administrator wholly or partially denies a Participant's claim for benefits, the Plan Administrator shall give the claimant written notice within sixty (60) days after the Plan's receipt of the claim setting forth:

      (a)   the specific reason(s) for the denial;

      (b) specific reference to pertinent Plan provisions on which the denial is based;

      (c) a description of any additional material or information which must be submitted to perfect the claim, and an explanation of why such material or information is necessary; and

      (d)   an explanation of the Plan's claim review procedure.

      Each Participant whose claim for benefits has been denied may file a written request for a review of his claim by the Plan Administrator. The request for review must be filed by the Participant within 60 days after he received the written notice denying his claim. The decision of the Plan Administrator will be made within 60 days after receipt of a request for review and shall be communicated in writing to the Participant. Such written notice shall set forth the basis for the Plan Administrator's decision. If there are special circumstances which require an extension of time for completing the review, the Plan Administrator's decision shall be rendered not later than 120 days after receipt of a request for review.

      The Plan Administrator shall have the exclusive discretionary authority to construe and to interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits and its decision on such matters are final and conclusive

                                   ARTICLE 8
                      AMENDMENT AND TERMINATION OF THE PLAN

8.1 Termination. The Company reserves the right to terminate the Plan at any time by the actions of the Board. In addition, the Company reserves the right to terminate an Employer's participation (and such Employer's Employees' participation) in the Plan by action of the Board; provided, however, that upon such termination, the Plan Administrator in its discretion may determine that all Participants who cease to be eligible to continue participation in the Plan because of such action will become one hundred percent (100%) vested in their Accrued Benefit. Further, the termination of the Plan shall not adversely affect any Participant or his or her Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination regardless of whether payment of such benefits has commenced.

8.2 Amendment. The Company may, at any time, amend or modify the Plan in whole or in part by the actions of the Board. The amendment or modification of the Plan shall not affect any Participant or his or her Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification.

8.3 Termination of Participation Agreement. Absent the earlier termination, modification or amendment of the Plan, the Participation Agreement of any Participant shall terminate upon the full payment of the applicable benefits as provided under Article 3.

                                   ARTICLE 9
                                  MISCELLANEOUS

9.1 Unsecured General Creditor. Participants and their Beneficiaries shall have no legal or equitable rights, interests or claims in any property or assets of the Company or an Employer. The Company's or Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

9.2 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between an Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of an Employer or to interfere with the right of an Employer to discipline or discharge the Participant at any time.

9.3 Participation in Other Plans. Nothing herein contained shall be construed to alter, abridge, or in any manner affect the rights and privileges of the Participant to participate in and be covered by any pension, profit sharing, group insurance, bonus or similar employee plans which an Employer may now or hereafter maintain.

9.4 Alienability. Neither the Participant nor any Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony, or separate maintenance owed by the Participant or the Participant's Beneficiary or any of them, or to be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise. In the event the Participant or any Beneficiary attempts assignment, commutation, hypothecation, transfer, or disposal of the benefit hereunder such action shall be of no force or effect and the Company's obligations hereunder to such Participant or Beneficiary shall immediately cease and terminate.

9.5 Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant's Beneficiary.

9.6 Reorganization. The Company shall not merge or consolidate into or with another corporation, or reorganize, or sell substantially all of its assets to another corporation, firm, or person unless and until such succeeding or continuing corporation, firm, or person agrees to assume and discharge the obligations of the Company under this Plan.

      Upon the occurrence of such event, the term "Company" as used in this Plan shall be deemed to refer to such succeeding or continuing company, firm, or person.

9.7 Interpretation. Wherever the fulfillment of the intent and purpose of this Plan requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

9.8 Alternative Action. In the event it shall become impossible for the Company or the Plan Administrator to perform any act required by this Plan, the Company or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Plan.

9.9 Applicable Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted in accordance with the laws of the state of Georgia, without regard to its conflict of law principles.

9.10 Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

9.11 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Plan Administrator by furnishing any and all information requested by the Plan Administrator and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Plan Administrator may deem necessary.

9.12 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

9.13 Notice. Any notice or filing required or permitted to be given to the Plan Administrator under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

              United Community Banks, Inc.
              Attention: Plan Administrator of Modified Retirement Plan P.O. Box 398
              Blairsville, Georgia  30514

      Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

      Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

9.14 Signed Copies. This Plan may be executed in any number of counterparts, each of whom shall be deemed to be an original, and such counterparts taken together shall constitute one (1) and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed by its authorized officers as of the Effective Date.

                                             UNITED COMMUNITY BANKS, INC.

                                             By:____________________________

ATTEST:

By:____________________________

                         FORM OF PARTICIPATION AGREEMENT

         THIS PARTICIPATION AGREEMENT (this "Agreement") is entered into as of _____________, 2004 between UNITED COMMUNITY BANKS, INC. and ______________,
(together, the "Company"), and _______________ (the "Participant").

                                     RECITAL

A. The Participant is a member of a select group of management or highly compensated Employees of the Company and the Company desires to provide certain supplemental retirement benefits to Participant, subject to the terms and conditions set forth herein and in the Plan.

B. The Company has adopted, effective as of January 1, 2004, the UNITED COMMUNITY BANKS Modified Retirement Plan (the "Plan"), as amended from time to time, and the Participant has been selected to participate in the Plan.

C.       The Participant desires to participate in the Plan.

                                    AGREEMENT

         NOW THEREFORE, it is mutually agreed that:

1. Definitions. Unless otherwise provided in this Agreement, the capitalized terms in this Agreement shall have the same meaning as set forth in the Plan.

2. Integrated Agreement; Parties Bound. The Plan, a copy of which has been made available to the Participant, is hereby incorporated into and made a part of this Agreement as though set forth in full in this Agreement. The parties to this Agreement agree to and shall be bound by, and have the benefit of, each and every provision of the Plan as set forth in the Plan. This Agreement and the Plan, collectively, shall be considered one complete contract between the parties. Except as otherwise provided in the Plan, this Agreement shall not be amended except by an instrument in writing executed by the parties.

3. Acknowledgment. The Participant hereby acknowledges that he or she has read and understands this Agreement and the Plan.

4. Conditions to Participation. As a condition to participation in the Plan, the Participant must complete, sign, date and return to the Plan Administrator an original copy of this Agreement, a Beneficiary Designation, and any other forms required by the Plan Administrator. In addition, if applicable, as a condition to participation in the Plan, the Participant must waive his rights to any benefits under the Prior Plan and to any insurance policies or contract relating to the Prior Plan.

5. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon the Company, its successors and assigns, and the Participant.

6. Governing Law. This Agreement shall be governed by and construed under ERISA and to the extent ERISA does not preempt state law, under the laws of the State of Georgia.

7. Annual Target Benefit. The Annual Target Benefit shall be ____________ [$--,---]. The Annual Target Benefit may be amended/increased from time to time in accordance with the terms of the Plan.

8. Normal Retirement Eligibility Criteria. The Normal Retirement Eligibility Criteria shall be: ___________________________ [age and Years of Service].

9. Early Retirement Eligibility Criteria. The Early Retirement Eligibility Criteria shall be: _________________________ [age and Years of Service].

10. Minimum Early Retirement Benefit. The Minimum Early Retirement Benefit shall be __________________ [$--,---].

11.      Special Conditions. ___________________________________________________


         IN WITNESS WHEREOF, the Participant has signed and the Company has accepted this Participation Agreement, as of the date first written above.


                                          PARTICIPANT


-----------------------------             --------------------------------------
Date                                      Signature of Participant

                                          --------------------------------------
                                          Type or Print Name

AGREED TO AND ACCEPTED ON BEHALF OF THE COMPANY:


                                          PLAN ADMINISTRATOR:

                                          --------------------------------------
                                          Signature of Authorized Representative

                                          --------------------------------------
                                          Type or Print Name

                         FORM OF PARTICIPATION AGREEMENT

         THIS PARTICIPATION AGREEMENT (this "Agreement") is entered into as of _____________, 2004 between UNITED COMMUNITY BANKS, INC. and ______________,
(together, the "Company"), and _______________ (the "Participant").

                                     RECITAL

A. The Participant is a member of a select group of management or highly compensated Employees of the Company and the Company desires to provide certain supplemental retirement benefits to Participant, subject to the terms and conditions set forth herein and in the Plan.

B. The Company has adopted, effective as of January 1, 2004, the UNITED COMMUNITY BANKS Modified Retirement Plan (the "Plan"), as amended from time to time, and the Participant has been selected to participate in the Plan.

C.       The Participant desires to participate in the Plan.

                                    AGREEMENT

         NOW THEREFORE, it is mutually agreed that:

1. Definitions. Unless otherwise provided in this Agreement, the capitalized terms in this Agreement shall have the same meaning as set forth in the Plan.

2. Integrated Agreement; Parties Bound. The Plan, a copy of which has been made available to the Participant, is hereby incorporated into and made a part of this Agreement as though set forth in full in this Agreement. The parties to this Agreement agree to and shall be bound by, and have the benefit of, each and every provision of the Plan as set forth in the Plan. This Agreement and the Plan, collectively, shall be considered one complete contract between the parties. Except as otherwise provided in the Plan, this Agreement shall not be amended except by an instrument in writing executed by the parties.

3. Acknowledgment. The Participant hereby acknowledges that he or she has read and understands this Agreement and the Plan.

4. Conditions to Participation. As a condition to participation in the Plan, the Participant must complete, sign, date and return to the Plan Administrator an original copy of this Agreement, a Beneficiary Designation, and any other forms required by the Plan Administrator. In addition, if applicable, as a condition to participation in the Plan, the Participant must waive his rights to any benefits under the Prior Plan and to any insurance policies or contract relating to the Prior Plan.

5. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon the Company, its successors and assigns, and the Participant.

6. Governing Law. This Agreement shall be governed by and construed under ERISA and to the extent ERISA does not preempt state law, under the laws of the State of Georgia.

7. Annual Target Benefit. The Annual Target Benefit shall be _____________ [$--,---]. The Annual Target Benefit may be amended/increased from time to time in accordance with the terms of the Plan.

8. Normal Retirement Eligibility Criteria. The Normal Retirement Eligibility Criteria shall be: ___________________________ [age and Years of Service].

9.       Special Conditions. ___________________________________________________

         IN WITNESS WHEREOF, the Participant has signed and the Company has accepted this Participation Agreement, as of the date first written above.


                                         PARTICIPANT


-----------------------------            ---------------------------------------
Date                                     Signature of Participant


                                         ---------------------------------------
                                         Type or Print Name


AGREED TO AND ACCEPTED ON BEHALF OF THE COMPANY:


                                         PLAN ADMINISTRATOR:

                                         ---------------------------------------
                                         Signature of Authorized Representative

                                         ---------------------------------------
                                         Type or Print Name